Exhibit 10.40

Grant Number:	2R44AG044860-07
FAIN:	R44AG044860

Principal Investigator(s):

SAMUIL R UMANSKY, MD

Project Title: Brain-enriched microRNAs detectable in plasma as biomarkers of Alzheimer’s Disease

Dr. Umansky, Samuil

President, Chief Scientific Officer

3 ORCHID CT

PRINCETON, NJ 085409429

Award e-mailed to: sumansky@diamirbio.com

Period Of Performance:

Budget Period: 09/01/2020 – 04/30/2021

Project Period: 07/01/2013 – 04/30/2023

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $1,250,063 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to DIAMIR, LLC in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R44AG044860. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

***

Grants Management Officer

NATIONAL INSTITUTE ON AGING

Additional information follows

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SECTION I – AWARD DATA – 2R44AG044860-07

Award Calculation (U.S. Dollars)
Salaries and Wages	$286,000
Personnel Costs (Subtotal)	$286,000
Consultant Services	$64,500
Materials & Supplies	$64,533
Travel	$10,500
Subawards/Consortium/Contractual Costs	$406,955
Publication Costs	$2,000

Federal Direct Costs	$834,488
Federal F&A Costs	$333,795
Approved Budget	$1,168,283
Fee	$81,780
Total Amount of Federal Funds Obligated (Federal Share)	$1,250,063
TOTAL FEDERAL AWARD AMOUNT	$1,250,063

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$1,250,063

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
7	$1,250,063	$1,250,063
8	$1,484,214	$1,484,214
9	$624,838	$624,838

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:

CFDA Name:	Aging Research
CFDA Number:	93.866
EIN:	1271523595A2
Document Number:	RAG044860D
PMS Account Type:	P (Subaccount)
Fiscal Year:	2020

IC	CAN	2020	2021	2022
AG	8033267	$1,250,063	$1,484,214	$624,838

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:

PCC: 3CCDDZM / OC: 41022 / Released: LANEYR 08/06/2020

Award Processed: 08/18/2020 12:13:54 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 2R44AG044860-07

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 2R44AG044860-07

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.

b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.

c.	45 CFR Part 75.

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d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.

f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part§ 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement and NOT-OD-19-025. Effective January 1, 2019, Awardees are required to submit this certification within the I-RPPR and the F-RPPR under Section G.1: Special Notice of Award and Funding Opportunity Announcement Reporting Requirements and maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement.

A certification is required at the following times:

● For SBIR/STTR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.

● For SBIR/STTR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.

The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir. An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R44AG044860. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

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In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:

Additional Costs

SECTION IV – AG Special Terms and Conditions – 2R44AG044860-07

Clinical Trial Indicator: No

This award does not support any NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

This award includes funds awarded for consortium activity with Interpace in the amount of $ 280,314. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement, 2017 is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

This award includes funds awarded for consortium activity with University of California San Diego in the amount of $ 36,667 ($ 27,569 direct costs + $ 9,098 facilities and administrative costs). Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement, 2017 is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

This award includes funds awarded for consortium activity with University of Pennsylvania in the amount of $49,502 ($ 30,557 direct costs + $ 18,945 facilities and administrative costs). Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement, 2017 is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

This award includes funds awarded for consortium activity with Weill Cornell Medicine in the amount of $ 40,000 ($ 23,598 direct costs + $ 16,402 facilities and administrative costs). Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement, 2017 is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

In order to redistribute awards more evenly throughout the year, grant budget periods are being adjusted. Continuation award will cycle each year on May 1. The Research Performance Progress Report (RPPR) is due 45 days prior to this date.

Intellectual property rights: Normally, the awardee(s) organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

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Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site at www.iedison.gov which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw-down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: ***

Program Official: ***

SPREADSHEET SUMMARY

GRANT NUMBER: 2R44AG044860-07

INSTITUTION: DIAMIR, LLC

Budget	Year 7	Year 8	Year 9
Salaries and Wages	$286,000	$286,000	$143,000
Personnel Costs (Subtotal)	$286,000	$286,000	$143,000
Consultant Services	$64,500	$64,500	$32,250
Materials & Supplies	$64,533	$129,066
Travel	$10,500	$6,000	$7,500
Subawards/Consortium/Contractual Costs	$406,955	$503,231	$230,365
Publication Costs	$2,000	$2,000	$4,000
FEE	$81,780	$97,098	$40,877
TOTAL FEDERAL DC	$834,488	$990,797	$417,115
TOTAL FEDERAL F&A	$333,795	$396,319	$166,846
TOTAL COST	$1,250,063	$1,484,214	$624,838

Facilities and Administrative Costs	Year 7	Year 8	Year 9
F&A Cost Rate 1	40%	40%	40%
F&A Cost Base 1	$834,488	$990,797	$417,115
F&A Costs 1	$333,795	$396,319	$166,846

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